COVID-19 PARKING LOT TESTING LICENSE AGREEMENT

THIS COVID-19 PARKING LOT TESTING LICENSE AGREEMENT ("Agreement") is effective as of August 13, 2020, by and between **Wal-Mart Real Estate Business Trust** and **Wal-Mart Stores East, LP** (collectively, at times, hereinafter referred to as "Licensor" or "Walmart") and TPT Global Tech Inc. ("Licensee").

Background

Licensor is the owner of or has a leasehold interest in the certain Walmart stores as listed on Exhibit A (collectively, the "Premises"); and

Licensee provides on-site medical testing services; and

On January 31, 2020, the United States Secretary of Health and Human Services ("HHS") declared a public health emergency pursuant to section 319 of the PHS Act, 42 U.S.C. 247d, for the entire United States to aid in the nation's health care community response to the COVID-19 outbreak; and

Licensee has requested from Licensor, and Licensor is desirous of granting to Licensee, a non-exclusive license to a specific area of the Premises ("Licensed Area") for the sole purpose of providing access to health care services, including COVID-19 testing, to respond to the COVID-19 outbreak, as contemplated under the Public Readiness and Emergency Preparedness Act for Medical Countermeasures Against COVID-19 Declaration, issued by HHS on March 16, 2020.

Agreement

In consideration of the mutual promises contained herein, Licensor grants to Licensee a non-exclusive license to the Licensed Area to conduct COVID-19 related testing and treatment at up to five (5) individual Premises in California and up to five (5) individual Premises in Florida. Nothing herein shall limit or restrict Licensor's rights on the Parking Lot or the Licensed Area.

1. Roles and Responsibilities. Licensor (Walmart) does not exert any control or management over Licensee activities. Licensee shall be responsible for the operation of the COVID-19 testing site, including all personnel, materials, supplies, equipment, hazardous and medical waste removal, etc. Licensor (Walmart) shall not be responsible for any supplies, services, support, etc. unless this Agreement is amended in writing and signed by an officer of Licensor with appropriate authority.

2. Licensed Area. The Licensed Area shall be located in the parking lot area agreed upon by Licensor and Licensee "Licensed Area". Walmart makes no representations or warranties concerning the condition of the Licensed Area, and Licensee shall enter and accept the Licensed Area in its "AS IS, WHERE IS" condition with all faults and without any representations or warranty whatsoever, express or implied.

3. Use of Licensed Area. The use rights together with the right of access thereto granted hereby are to be used non-exclusively by employees, agents, subcontractors, and/or customers of Licensee and Licensor for the sole purpose of combatting COVID-19 through health care services including, but not limited to, COVID-19 testing, education, and treatment efforts in compliance with applicable federal, state, and local laws (the "Permitted Use"). Should the Licensed Area be used for another purpose (as determined in Licensor's sole discretion), Licensor may immediately revoke and terminate this Agreement upon written notice to Licensee, and Licensee (at its sole cost and expense) shall vacate and surrender the Licensed Area to Licensor immediately.

Licensor hereby reserves the right, for itself or its duly authorized agents or representatives, to enter upon the License Area for the purpose of inspecting the same, showing

the same to any prospective purchaser, tenant or sub-tenant, or for any purpose for which Licensor may be required to go on the Premises under this Agreement. Licensor shall also be permitted to have signage placed on the Premises for marketing and/or advertising purposes. Licensor's entry upon the License Area will be conducted in accordance with HIPAA (defined below) and all applicable statutes, rules and regulations governing protected health information.

4. Maintenance and Utilities in Licensed Area. Licensee shall be responsible for providing any equipment, electrical source, or other utilities as may be needed (except as otherwise provided in Section 1 above) for the Licensed Area, at its sole cost and expense. Licensee must not penetrate the parking lot nor alter or change the grade or elevation of the Licensed Area without Licensor's prior written consent. Should a tent or tents be necessary for Licensee's Permitted Use, the tent(s) shall be freestanding. Licensee hereby agrees and covenants that the Licensed Area will be kept clean and in good condition at all times, free of any trash or debris. Licensee shall make no alterations, additions or improvements to the Licensed Area except as approved by Licensor in advance in writing.

5. Damage to Licensed Area or other Improvements. If Licensee, its employees, agents, subcontractors, or customers damage, break, destroy, or in any way impair the Licensed Area, or any other improvements on the Licensed Area, Licensor, in its sole discretion, may require Licensee to either: (i) restore at Licensee's sole cost and expense, the Licensed Area and/or improvements on the Licensed Area to its original quality and condition; or (ii) Licensor may restore the Licensed Area or improvements and invoice Licensee for Licensor's costs incurred in restoring the damaged Licensed Area or improvements; whereupon Licensee agrees to reimburse Licensor within thirty (30) days of receipt of an invoice for such expenses.

6. Indemnification. The Public Readiness and Emergency Preparedness Act ("PREP Act") authorizes the Secretary of HHS to issue a Declaration to provide liability immunity to certain individuals and entities ("Covered Persons") against any claim of loss caused by, arising out of, relating to, or resulting from the administration to or the use by an individual of medical countermeasures ("Covered Countermeasures"), except for certain claims involving "willful misconduct" as defined in the PREP Act. On March 16, 2020, the Secretary of HHS issued such a Declaration pursuant to 42 U.S.C. 247d-6d , to provide liability immunity for activities related to medical countermeasures against COVID-19, effective as of February 4, 2020. Among the Covered Persons afforded immunity under the PREP Act is a person or entity (such as Licensor) that provides a "facility (such as the Premises) that is used to administer or use a Covered Countermeasure (such as COVID-19 tests or drugs to treat individuals with COVID-19) in accordance with a declaration by the Secretary of HHS.

Notwithstanding the foregoing, Licensee shall indemnify, defend and hold harmless Licensor from any damages or liability to persons or property that might arise out of, relate to or result from the construction, operation, maintenance or use of the Licensed Area by Licensee, its customers, suppliers, employees, and tenants or invitees using the Licensed Area, including but not limited to any and all acts of willful misconduct as defined in the PREP Act (the "Indemnification"). The Indemnification applies whether or not immunity is afforded under the PREP Act and whether or not the Licensed Area is used for a Permitted Use.

7. Personal Property. Licensee hereby agrees and covenants that all items ("Property") placed in or on the Licensed Area, occupied or used by Licensee hereunder by Licensee, its employees, agents, or invitees of Licensee, or any occupant of the Licensed Area, will be removed from the Licensed Area on or before the termination date.

8. Security. Licensee shall be solely responsible for the security and safety of all Property and personnel placed on or about the Licensed Area during the term of this Agreement. Licensee represents and warrants that it has secured and will employ adequate security measures, including crowd, media, and traffic control, to meet its obligations to maintain a safe and secure environment in the Licensed Area. All Property belonging to Licensee, employees, agents, or invitees of Licensee, or any occupant of the Licensed Area, shall be at the sole risk of Licensee, and Licensor shall not be liable to damage thereto or theft or misappropriation thereof, provided, however, that should Licensee fail to remove such property, pursuant to

Paragraph 7 above, such property shall be disposed of by Licensor without obligation to Licensee

9. Insurance. Licensee will carry and keep in force, at its own expense, Comprehensive General Liability insurance with companies licensed to do business in this State, in an amount not less than $2,000,000 single limited personal injury and property damage; professional liability malpractice insurance in the minimum amounts of $1,000,000 per occurrence and $3,000,000 annual aggregate covering Licensee's actions in the Licensed Area; and $1,000,000 Worker's Compensation Insurance. Such limits shall not be shared. In the event Licensee procures a "claims made" policy to meet its insurance requirements herein, Licensee shall obtain or have "tail" coverage upon the termination of any such policy or upon termination of this Agreement. Such "tail" coverage shall provide for an indefinite reporting period. The required coverage may be provided in the form of Comprehensive General Liability Insurance coverage, Malpractice Liability Insurance together with Excess Liability insurance coverage. All policies of insurance shall be considered primary of any existing, similar insurance carried by Licensor. Licensee shall furnish Licensor with a Certificate of Insurance showing Licensor as additional insured upon Licensor's request. To the maximum extent permitted by insurance policies that may be owned by Licensor or Licensee, Licensee or Licensor and their respective insured, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

10. Term. The term of this agreement shall begin on August 13, 2020 and terminate at the conclusion of the COVID-19 testing unless sooner terminated or otherwise extended. The agreements contained herein and the rights granted hereby shall be terminable immediately as to one or more of the Premises by Licensor in its sole discretion. Upon the termination or expiration of this Agreement, Licensee shall leave the Licensed Area broom clean and in the same condition as at the commencement of the term hereof, reasonable wear and tear excepted.

11. Relocation. Licensor reserves the right to modify or relocate the Licensed Area and/or access thereto.

12. Sublicense. Licensee shall not sublicense the Licensed Area or any of the rights or obligations set forth hereunder.

13. Hazardous Materials. Licensee will properly handle, store, and dispose of any and all hazardous materials and medical waste in accordance with any and all applicable federal, state and local laws, regulations and ordinances and will obtain any and all licenses, permits, certifications and approvals necessary to properly handle, store, and dispose of such hazardous materials and medical waste. Licensee covenants to follow all rules and regulations of Licensor and any applicable governmental laws, rules and regulations pertaining to the storage, use, generation and/or disposal of hazardous materials and hazardous medical wastes.

14. Notices:

TPT Global Tech Inc.,
501 W. Broadway, Suite 800
San Diego, CA 92101

Walmart Inc.
ATTN: SVP Health and Wellness Legal
2608 SE J St
Bentonville, AR 72716

15. Compliance with Law. Each of the parties represents and warrants to the other party that it will comply with all applicable laws, rules or regulations related to their respective obligations under this Agreement ("Applicable Laws"), including, but not limited to,

laws related to the corporate practice of medicine, the federal Physician Self-Referral Law, 42 U.S.C. 1395nn, and the regulations promulgated thereunder (together, the "Stark Law"), similar state physician self-referral laws and regulations (together with the Stark Law, the "Self-Referral Laws"), the federal Medicare/Medicaid Anti-kickback Law and regulations promulgated thereunder (the "Federal Anti-kickback Law") and similar state Anti-kickback laws and regulations (together with the Federal Anti-kickback Law, the "Anti-kickback Laws") and the Health Insurance Portability and Accountability Act (HIPAA"), as well as any regulations issued thereunder and any applicable similar state laws and regulations. This paragraph shall survive the termination of this Agreement.

Nothing in this Agreement, whether written or oral, nor any consideration in connection herewith contemplates or requires the referral of any patient. There is no intent that Licensee or any of its personnel make referrals to, or be in a position to make or influence referrals to, or otherwise generate business for Licensor or its affiliates as a condition of this Agreement. The parties specifically do not intend to violate the federal Anti-Kickback Statute (42 U.S.C. Section 1320-7b(b)) or the Stark Law, or any analogous state law.

Licensee, in exercising the privileges granted by this Agreement, shall comply with all applicable federal, state, county and municipal laws, ordinances and regulations. Licensee shall secure at its sole cost and expense from all the appropriate authorities, all licenses, permits, certifications or accreditations necessary to conduct the permitted use on the Licensed Area in accordance with all applicable federal, state, county and municipal laws, ordinances and regulations.

Licensee shall ensure that all employees, agents and subcontractors providing healthcare services in the Licensed Area shall have and maintain all necessary licenses, certifications and credentials required to provide such healthcare services Licensee hereby agrees to: 1) comply with all applicable laws, rules, codes and/or other regulation governing such operation; and 2) obtain any and all necessary consents or approvals, and to display same as required by any law, rule, code, or regulations of any administrative or regulatory body, city, county, state, or federal agency, or other such body as may necessary for Licensee's Permitted Use.

Any fee, fine, cost, levy, or other such charge resulting from the failure of Licensee to obtain and/or display any such item shall be the sole responsibility of Licensee. Failure to pay any such charge shall be a default under this Agreement. If such charge remains unpaid for a period of ten (10) days then Licensor may terminate this Agreement. Licensor makes no representation as to the availability of permits, and Licensor shall have no liability to Licensee in the event Licensee is unable for any reason to obtain permits. Further, in the event Licensee is unable for any reason to obtain all licenses and/or permits necessary to operate on the Licensed Area, Licensor can revoke and terminate this Agreement immediately, and Licensee shall vacate the Licensed Area immediately upon notification.

16. Solicitation. Solicitation and /or distribution of literature is permitted outside the Licensed Area so long as the solicitation and distribution of literature does not unduly harass Walmart's Associates or Customers and does not impede the free flow of traffic. Walmart shall have the sole right to determine what constitutes undue harassment of its Associates and Customers, and Walmart shall have sole right to determine whether the solicitation and /or distribution of literature impedes the free flow of traffic. No sign, poster, placard, display, handbill or written material shall contain or depict "fighting words", obscenities, pornography, gross or gruesome displays, highly inflammatory slogans likely to provoke a disturbance or racial or ethnic slurs. Walmart shall have the right to revoke this license should Licensee breach any covenant contained in this paragraph. Solicitation is defined as requesting or seeking, in writing or orally, donations, help or the like for any cause. Distribution of literature is defined as the act or process of giving out or delivering leaflets, pamphlets, or other written material.

17. Independent Contractors. Licensee and Licensor are acting as independent contractors under this Agreement. Licensee's employees or agents shall not be considered Licensor's employees for any purpose and shall have no authority to act or purport to act on

Licensor's behalf. Licensee and Licensor do not intend by the Agreement to confer any right or benefit on any Third Party or to create a partnership, joint venture or other similar relationship. Licensee represents and warrants that all of its employees, agents, and subcontractors providing services in furtherance of the Permitted Use are appropriately credentialed, licensed, trained and experienced to provide the services contemplated by the Permitted Use under this Agreement.

18. Headings. The headings of the paragraphs contained herein are intended for reference purposes only and shall not be used to interpret the agreements contained herein or the rights granted hereby.

19. Notices. All notices shall be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight courier to the address of the other party set forth in Section 14 above and be considered given upon receipt.

20. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, all parties need not be signatories to the same documents, and all counterpart signed documents shall be deemed to be an original and one (1) instrument.

21. No Exclusion. Each employee or agent of Licensee providing items or services at the Licensed Area) is not, and at no time has been listed on (a) the United States Department of Health and Human Services/Office of Inspector General, List of Excluded Individuals/Entities (available at www.oig.hhs.gov/exclusions), (b) the General Services Administration's System Award Management (SAM) Database (available at www.sam.gov, formerly known as EPLS), or (c) any applicable state healthcare exclusion list maintained by the state in which the items or services being rendered under this Agreement are provided (collectively, the "Exclusion Lists").

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

Wal-Mart Real Estate Business Trust
Wal-Mart Stores East, LP
(Licensor)

By: Nicholas S. Goodner

Name: Nicholas S. Goodner

Title: Sr. Director

TPT Global Tech Inc.

(Licensee)

By: Stephen Thomas

Name: Stephen Thomas

Title: CEO

Exhibit A

Store #	Address	City	State
2245	705 College Blvd.	Oceanside	CA